Exhibit 10.30

TERMINATION AMENDMENT

TO THE

HUTTIG BUILDING PRODUCTS, INC.

DEFERRED COMPENSATION PLAN

Huttig Building Products, Inc. (“Huttig”) established the Huttig Building Products, Inc. Deferred Compensation Plan (the “Plan”) effective as of January 1, 2002. The vested account balances in the Plan were frozen as of December 31, 2004, except for adjustments for earnings and losses, because of Section 409A of the Internal Revenue Code enacted by the American Jobs Creation Act of 2004 and are administered in accordance with the provisions of the Plan as in effect on October 3, 2004 (“Grandfathered Accounts”). Contributions after 2004 and amounts that became vested after 2004 were credited to separate accounts designed to comply with Section 409A, governed by the 2008 Restatement of the Plan (“non-Grandfathered Accounts”).

Huttig now desires to terminate the Plan, effective August 1, 2011, pursuant to Section 10.1 of the Plan.

NOW, THEREFORE, the Plan is hereby amended in the following respects, effective August 1, 2011:

1. The Plan is hereby irrevocably terminated effective August 1, 2011 (the “Termination Date”). Notwithstanding the Deferral Elections of Participants, no additional Deferred Compensation or Matching Contributions shall be credited to Participant Accounts with respect to any payroll period ending on or after the Termination Date.

2. Huttig shall pay the total amount credited to each Grandfathered Account in the form of a single lump sum cash payment to the respective Participant for whom such Account is maintained as soon as administratively feasible following the Termination Date.

3. Huttig shall pay the total amount credited to each non-Grandfathered Account in the form of a single lump sum cash payment to the respective Participant for whom such Account is maintained as soon as administratively feasible following the one-year anniversary of the Termination Date, but in no event later than December 31, 2012.

4. The amount credited to a Participant’s Account for purposes of the payment(s) prescribed above shall be the balance credited to such Account on or immediately preceding the date of payment.

IN WITNESS WHEREOF, Huttig Building Products, Inc. has caused this Termination Amendment to be executed this 1st day of August, 2011.

HUTTIG BUILDING PRODUCTS, INC.

By:	/s/ Jon P. Vrabely
Title:	President and Chief Executive Officer